Exhibit 99.1
Glenayre Technolgies
NEWS RELEASE
Contact: Debra Ziola
770 283 2569
investor.relations@glenayre.com
(NASDAQ: GEMS)
Glenayre Reports Pro Forma Results Related to Acquisition
ATLANTA—August 15, 2005—Glenayre Technologies, Inc. (NASDAQ: GEMS), today reported pro forma condensed consolidated financial results for Glenayre and the North American and central European manufacturing and distribution operations acquired from Universal Music Group (Universal) for the year ended December 31, 2004 and the six months ended June 30, 2005. The acquisition, which was completed on May 31, 2005, was made through Glenayre’s newly formed Entertainment Distribution Company (EDC) division.
The pro forma financial statements are based on the historical financial statements of Glenayre Technologies, Inc. and the historical financial statements of Universal’s Manufacturing and Logistics (UML) subsidiaries, after giving effect to Glenayre’s acquisition of UML on May 31, 2005. The pro forma combined statements of operations are presented as if the acquisition had taken place on January 1, 2004.
Pro forma revenues and earnings before interest, taxes, depreciation and amortization (EBITDA) for Glenayre’s EDC division were $280.4 million and $29.1 million respectively for the year ended December 31, 2004. Of this, $111.8 million of revenues and $6.2 million of EBITDA related to the first half of 2004, and $168.6 million of revenues and $22.9 million of EBITDA related to for the second half of 2004. The pro forma revenues for the year ended December 31, 2004 were lower than the previously communicated $290 million due to the reclassification of certain revenues related to pass-through costs. Accordingly, the reclassification did not have an impact on EBITDA.
EDC’s pro forma revenues were $136.1 million for the first half of 2005. Excluding non-recurring acquisition and employment related charges of $1.6 million and a $1.0 million net translation loss, EDC’s pro forma EBITDA for the six months ended June 30, 2005 was $8.8 million.
The Company will hold a conference call on Friday, August 26, 2005 at 10:00 a.m. EST to discuss the pro forma financial results. To listen to the call, please dial 706-643-3269. An audio replay of the call will be available through midnight September 2, 2005 by calling 706-645-9291 and entering access code #8747281. The recorded conference call will also be available on the company’s website at www.glenayre.com in the Investors’ section.

About Glenayre Technologies
Comprised of two divisions, Glenayre Technologies (NASDAQ: GEMS) is a global provider of messaging solutions through the Glenayre Messaging business and entertainment products through Entertainment Distribution Company, LLC (EDC). Headquartered in Atlanta, GA, Glenayre Messaging is an international supplier of next-generation messaging solutions and enhanced services for wireless and wireline carriers and MSO/cable companies. Glenayre Messaging provides solutions for voice, fax and e-mail messaging, including voice mail, video mail, multimedia messaging (MMS), and short message service (SMS). Entertainment Distribution Company is the largest provider of pre-recorded entertainment products, including CDs and DVDs, for Universal Music Group, the world leader in music sales. Headquartered in New York, EDC’s operations include manufacturing and distribution facilities throughout North America and in Hanover, Germany. For more information, please visit http://www.glenayre.com.
Safe Harbor Statement
This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company’s current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in the Company’s most recently filed Annual Report on Form 10-K and the Company’s most recently filed Quarterly Report on Form 10-Q. These factors include, but are not limited to restructuring activities; potential intellectual property infringement claims; potential acquisitions and strategic investments; volatility of stock price; ability to attract and retain key personnel; competition; variability of quarterly results and dependence on key customers; potential market changes resulting from rapid technological advances; proprietary technology; potential changes in government regulation; international business risks; continuation and expansion of third party agreements; sensitivity to economic trends and customer preferences; increased costs or shortages of raw materials or energy; dependence on Universal Music Group; potential inability to manage successful production; advances in technology and changes in customer demands; variability in production levels; and development of digital distribution alternatives including copying and distribution of music and video files.
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Glenayre Technologies, Inc and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
For the year ended December 31, 2004
(In thousands, except per share amounts)

		Universal
	Glenayre	Manufacturing &	Pro Forma
	Technologies, Inc.	Logistics	Adjustments	Notes		Consolidated
Revenues	$50,575	$403,103	$(122,728)	(a	)	$330,950
Cost of Revenues	25,857	250,164	(20,643)	(b	)	255,377

GROSS MARGIN	24,718	152,939	(102,085)			75,572

OPERATING EXPENSES:
Selling, general and administrative expense	19,886	32,756	5,888	(c	)	58,530
Research and development expense	13,374	—	—			13,374
Advertising expense	556	—	—			556
Amortization of intangible assets	—	—	6,805	(d	)	6,805
Other operating expenses	172	—	—			172

Total Operating Expenses	33,987	32,756	12,692			79,436

OPERATING INCOME (LOSS)	(9,269)	120,183	(114,777)			(3,864)

OTHER INCOME (EXPENSE):
Interest income	1,203	714	—			1,917
Interest expense	(228)	(953)	(4,966)	(e	)	(6,147)
Gains (losses) on disposal of assets, net	84	—	—			84
Other income	15	(2,800)	2,880	(f	)	95

Total Other Income (expense)	1,074	(3,039)	(2,086)			(4,051)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(8,195)	117,144	(116,863)			(7,915)
Provision (benefit) for income taxes	(55)	50,832	(49,157)	(g	)	1,620

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(8,140)	$66,312	$(67,706)			$(9,535)

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE:
Income (loss) from continuing operations	$(0.12)	$1.00	$(1.02)			$(0.14)

INCOME (LOSS) PER COMMON SHARE — ASSUMING DILUTION:
Income (loss) from continuing operations	$(0.12)	$1.00	$(1.02)			$(0.14)

Depreciation expense included in Income (Loss) from continuing operations:	$1,783	$20,165	$(3,354)			$18,594
See notes to unaudited pro forma condensed combined statement of operations

Glenayre Technologies, Inc and Subsidiaries
Unaudited Pro Forma Combined Statement of Operations
For the six months ended June 30, 2005
(In thousands, except per share amounts)

		Universal
	Glenayre	Manufacturing &	Pro Forma
	Technologies, Inc.	Logistics	Adjustments	Notes		Consolidated
Revenues	$60,676	$163,450	$(47,403)	(a	)	$176,723
Cost of Revenues	34,146	97,925	(2,548)	(b	)	129,522

GROSS MARGIN	26,530	65,525	(44,855)			47,200

OPERATING EXPENSES:
Selling, general and administrative expense	19,085	17,420	2,083	(c	)	38,588
Research and development expense	6,982	—	—			6,982
Advertising expense	—	—	—			—
Amortization of intangible assets	566	—	2,903	(d	)	3,469
Other operating expenses	15	—	—			15

Total Operating Expenses	26,648	17,420	4,986			49,054

OPERATING INCOME (LOSS)	(118)	48,105	(49,841)			(1,853)

OTHER INCOME (EXPENSE):
Interest income	1,101	259	—			1,360
Interest expense	(512)	(143)	(1,758)	(e	)	(2,413)
Gains (losses) on disposal of assets, net	(1)	(39)	—			(40)
Other income	(1,005)	1,399	—			394

Total Other Income (expense)	(417)	1,476	(1,758)			(699)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(535)	49,581	(51,599)			(2,553)
Provision (benefit) for income taxes	163	12,207	(12,207)	(g	)	163

INCOME (LOSS) FROM CONTINUING OPERATIONS	$(698)	$37,374	$(39,392)			$(2,716)

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE:
Income (loss) from continuing operations	$(0.01)	$0.56	$(0.59)			$(0.04)

INCOME (LOSS) PER COMMON SHARE — ASSUMING DILUTION:
Income (loss) from continuing operations	$(0.01)	$0.56	$(0.59)			$(0.04)

Depreciation expense included in Income (Loss) from continuing operations:	$2,022	$5,546	$—			$7,568
See notes to unaudited pro forma condensed combined statement of operations

Glenayre Technologies, Inc.
Glenayre Technologies, Inc
Summary Schedule of Non-GAAP Financial Data
(In thousands) Unaudited
The following summary of financial data shows the reconciliation of pro forma income (loss) from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to pro forma income (loss) from continuing operations before one-time gains and charges and earnings before interest, taxes, depreciation and amortization from continuing operations before one-time gains and charges.
EBITDA is income (loss) from continuing operations, excluding one-time gains and charges, before net interest income, income taxes and depreciation and amortization and is presented because the Company believes that such information is commonly used in both the telecommunications industry and the entertainment industry as one measure of a company’s operating performance. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, it is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP. EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated EBITDA in the same manner.

	Six Months Ended	Year ended
	June 30,	December 31
	2005	2004

Pro forma income (loss) from continuing operations	$(2,716)	$(9,535)
Indirect acquisition and employment costs (1)	1,618
Patent litigation settlement costs (2)		2,700

Pro Forma Income (loss) from continuing operations before one-time gains and charges	(1,098)	(6,835)

Provision for income taxes	163	1,620
Loss on currency translation (3)	1,300
Gain on currency swaps	(262)
Interest income, net	1,053	4,230
Depreciation and amortization	11,037	25,399

EBITDA from continuing operations before one-time gains and charges	$12,193	$24,414

EBITDA from continuing operations before one-time gains and charges by segment
Messaging business	3,383	(4,687)
EDC	8,810	29,101

	$12,193	$24,414

(1) In connection with the acquisition of the CD/DVD manufacturing and distribution operations of Universal Music Group, the company incurred certain indirect acquisition costs and one-time employment related costs.
(2) Represents damages awarded to Phillip Jackson for a patent infringement lawsuit.
(3) As a result of a decline in the Euro exchange rate.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations:
(a) To adjust revenues as follows:
• Reduce revenue by approximately $102 million for 2004 and $39 million for the six months ended June 30, 2005 to reflect the pricing terms in the supply agreements in effect immediately after the acquisition transaction between Entertainment Distribution Company, LLC (“EDC”), a majority owned subsidiary of Glenayre, and Universal Music Group; and
• Eliminate freight revenue of approximately $20 million for 2004 and $8 million for the six months ended June 30, 2005 to reflect net revenue based on the terms of the new supply agreements.
(b) To adjust cost of revenues as follows:
• Eliminate freight of approximately $20 million for 2004 and $8 million for the six months ended June 30, 2005 based on the terms of the new supply agreements; and
• Increase royalty expenses by approximately $5 million for the six months ended June 30, 2005 to reflect the royalty rates to be paid by EDC.
(c) To adjust general and administrative costs as follows:
• Add certain corporate overhead and compensation costs of $5 million for 2004 and $2.1 million for the six months ended June 30, 2005 for incremental costs related to new contracts to support the acquired business;
• Eliminate pension costs of approximately $1.6 million related to pension liabilities not acquired, and certain other general and administrative costs of $0.3 million incurred by businesses not acquired for 2004; and
• To eliminate certain non-recurring income of $2.9 million for 2004 generated by former business of UM&L that were not acquired.
(d) To reflect additional amortization expenses related to intangible assets acquired. The actual amortization amount is subject to change based on the final valuation results.
(e) To reflect additional interest charges related to the new term loan of $46.5 million, the amortization of related deferred financing costs, and accretion of deferred rebates to be paid to Universal Music Group, pursuant to the asset and share purchase agreements.
(f) To eliminate loss of $2.9 million for 2004 related to sale of buildings to other affiliates of Universal Music.
(g) To adjust the combined tax provision to reflect the tax effect of the pro forma adjustments and the application of Glenayre’s tax attributes to the acquired business. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had Glenayre and UM&L filed consolidated income tax returns during the periods presented.